UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130, Watertown, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Capital Market*

*As previously reported, effective October 16, 2023, the registrant’s common stock is being quoted on the OTC Pink Marketplace under the symbol “ELOX.” Trading of the registrant’s common stock remains suspended from trading on the Nasdaq Capital Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2024, Eloxx Pharmaceuticals, Inc. (the “Company” or “Eloxx”) entered into an exclusive license agreement with Almirall, S.A. (“Almirall”) covering the Company’s asset ZKN-013 (the “License Agreement”). Under the terms of the License Agreement, Almirall obtained global rights to develop and commercialize ZKN-013 for the potential treatment of rare dermatological and other diseases associated with nonsense mutations. ZKN-013 is a Phase I ready oral therapy designed to overcome nonsense mutations that cause a premature stop codon resulting in nonfunctional protein production for example in recessive Dystrophic Epidermolysis Bullosa, Junctional Epidermolysis Bullosa and familial adenomatous polyposis. This drug candidate is expected to enter into Phase I development in healthy volunteers. Pursuant to the License Agreement, Eloxx received an upfront payment of $3.0 million and is eligible to receive additional payments throughout the potential development phases, including regulatory and sales milestones of up to $470.0 million, as well as tiered royalties based on any potential future global sales.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Form 8-K, including without limitation, statements regarding the parties’ expected actions under the License Agreement, the anticipated benefits of the partnership with Almirall under the License Agreement, expectations about the achievement of key milestones and receipt of any milestone, royalty, or other payments and the expected clinical development and efficacy of ZKN-013, are all forward-looking statements. Forward-looking statements can be identified by the words “aim,” “may,” “will,” “would,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections based on information currently available to us. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and actual results or outcomes may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: the Company’s ability, or the Company’s licensees’ ability, to progress any product candidates in preclinical or clinical trials; the uncertainty of clinical trial results and the fact that positive results from preclinical studies are not always indicative of positive clinical results; the scope, rate and progress of the Company’s, and the Company’s licensees’ preclinical studies and clinical trials and other research and development activities; the competition for patient enrollment from drug candidates in development; the Company’s ability to obtain the capital necessary to fund the Company’s operations; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; the Company’s ability to obtain financing in the future through product licensing, public or private equity or debt financing or otherwise; the Company’s ability to meet the continued listing requirements of the Nasdaq Capital Market; general business conditions, regulatory environment, competition and market for the Company’s products; and business ability and judgment of personnel, and the availability of qualified personnel and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the “Financials & Filings” page of the Company’s website at https://investors.eloxxpharma.com/financials-filings.

All forward-looking statements speak only as of the date of this Form 8-K and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2024	ELOXX PHARMACEUTICALS, INC.

	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer